Exhibit 99.1

KFORCE REPORTS THIRD QUARTER 2024 REVENUE OF $353.3 MILLION AND EPS OF $0.75

TAMPA, FL, October 28, 2024 — Kforce Inc. (NYSE: KFRC), a solutions firm that specializes in technology and other professional staffing services, today announced results for the third quarter of 2024. References to “as adjusted” figures within this press release relate to results for the quarter ended September 30, 2023, as adjusted for certain expenses. These references pertain to non-GAAP measures that are more fully described in the Adjusted Financial Performance Measures section of this press release.
Joseph J. Liberatore, President and Chief Executive Officer, said, "We are pleased with our third quarter performance as revenues exceeded the midpoint of our expectations and earnings per share exceeded the top end of our guidance. Our Technology business has largely been stable for the last four quarters and our third quarter performance was no exception. Our internal trends and discussions with our clients continue to indicate to us that the current operating environment is more stable and constructive than it was throughout most of 2023. Clients, broadly speaking, have continued to exercise a degree of caution, though the most critical projects continue to be initiated."
Mr. Liberatore continued, "I’d also like to express my thanks to our team on the actions they have taken related to the recent hurricanes that impacted the Tampa Bay area, where our headquarters is located, and more broadly across Florida, North Carolina and neighboring areas in the Southeast. Hurricanes Helene and Milton had devastating impacts across these areas and many areas have a long road to recovery. Despite these hardships, our teams’ resiliency was on full display, and I am simply in awe of the tremendous efforts by our people to balance their personal safety, their families and team members while also ensuring the continuity of Kforce operations. That being said, the impacts are so much larger than Kforce, and I am pleased to announce that Kforce will be donating $500,000 to charitable organizations in the Tampa Bay and North Carolina areas to aid in the broader recovery efforts. We talk about the amazing culture we have at Kforce; seeing it in action, once again, over the last several weeks is truly inspiring."
Quarterly Financial Highlights
•Revenue for the quarter ended September 30, 2024 was $353.3 million, a decrease of 0.8% sequentially and 5.3% year over year.
•Technology Flex revenue decreased 0.6% sequentially and 3.6% (5.1% on a billing day basis) year over year. FA Flex revenue decreased 4.1% sequentially and 20.7% (21.9% on a billing day basis) year over year.
•Gross profit margins of 27.9% increased 10 basis points sequentially and 20 basis points year over year. Flex gross profit margins of 26.3% increased 10 basis points sequentially and 40 basis points year over year.
•SG&A expenses as a percentage of revenue was 22.2% for the quarter ended September 30, 2024, which increased 40 basis points sequentially and decreased 90 basis points year over year. As adjusted, SG&A expenses as a percentage of revenue increased 130 basis points year over year.
•Operating margins were 5.3% for the quarter ended September 30, 2024, which decreased 20 basis points sequentially and increased 100 basis points year over year. As adjusted, operating margins decreased 120 basis points year over year.
•Diluted earnings per share for the quarter ended September 30, 2024 were $0.75, an increase of 38.9% year over year. As adjusted, diluted earnings per share decreased 16.7% year over year.
•We returned $17.1 million in capital to our shareholders in the form of open market repurchases and quarterly dividends during the third quarter of 2024.
•Our Board of Directors approved a fourth quarter cash dividend of $0.38 per share to shareholders of record as of the close of business on December 6, 2024, which will be payable on December 20, 2024.

Fourth Quarter 2024 - Guidance
Looking forward to the fourth quarter of 2024, there will be 62 billing days, compared to 64 billing days in the third quarter of 2024 and 61 billing days in the fourth quarter of 2023. Current estimates for the fourth quarter of 2024 are:
•Revenue of $337 million to $345 million
•Earnings per share of $0.56 to $0.64
•Gross profit margin of 27.4% to 27.6%
•Flex gross profit margin of 25.9% to 26.1%
•SG&A expenses as a percent of revenue of 22.4% to 22.6%
•Operating margin of 4.3% to 4.7%
•WASO of 18.6 million
•Effective tax rate of 26.0%
Conference Call
On Monday, October 28, 2024, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (800) 715-9871 and the conference passcode is "Kforce." The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website in the News and Events section. The replay of the call can be accessed at http://investor.kforce.com.
About Kforce Inc.
Kforce Inc. (the "Firm") is a solutions firm specializing in technology and other professional staffing services. Each year, we provide career opportunities for approximately 20,000 highly skilled professionals on a temporary, consulting or direct-hire basis. These professionals work with approximately 2,500 clients, including a significant majority of the Fortune 500, helping them conquer challenges and meet their digital transformation goals. Together, we reimagine how business gets done. For more than 60 years, we have achieved our clients’ objectives by combining a KNOWLEDGEforce®—our namesake—with flexibility and an unmatched drive for excellence.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the trends in the operating environment, and the Firm's guidance for the fourth quarter of 2024. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions; growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; changes in client demand or our ability to adapt to such changes; a constraint in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; changes in business or service mix; the ability of the Firm to repurchase shares; the occurrence of unanticipated expenses, income, gains or losses; the effect of adverse weather conditions; changes in our effective tax rate; our ability to comply with government regulations, laws, orders, guidelines and policies that impact our business; risk of contract performance, delays, termination or the failure to obtain new assignments or contracts, or funding under contracts; ability to comply with our obligations in a remote work environment; continued performance and security of, and improvements to, our enterprise information systems; impacts of actual or potential litigation or other legal or regulatory matters or liabilities, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ended December 31, 2023, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023
Revenue	$353,319	$356,318	$373,122
Direct costs	254,752	257,345	269,661
Gross profit	98,567	98,973	103,461
Selling, general and administrative expenses	78,308	77,718	86,226
Depreciation and amortization	1,543	1,555	1,202
Income from operations	18,716	19,700	16,033
Other expense, net	429	504	181
Income from operations, before income taxes	18,287	19,196	15,852
Income tax expense	4,078	5,039	5,277
Net income	$14,209	$14,157	$10,575

Earnings per share – diluted	$0.75	$0.75	$0.54

Weighted average shares outstanding – diluted	18,823	18,886	19,518
Adjusted EBITDA	$23,808	$24,753	$29,039

Billing days	64	64	63

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$127	$119
Trade receivables, net of allowances	229,259	233,428
Prepaid expenses and other current assets	10,553	10,912
Total current assets	239,939	244,459
Fixed assets, net	8,267	9,418
Other assets, net	90,614	75,924
Deferred tax assets, net	5,990	3,138
Goodwill	25,040	25,040
Total assets	$369,850	$357,979
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$60,265	$64,795
Accrued payroll costs	46,442	33,968
Current portion of operating lease liabilities	3,325	3,589
Income taxes payable	6,491	623
Total current liabilities	116,523	102,975
Long-term debt – credit facility	26,900	41,600
Other long-term liabilities	59,053	54,324
Total liabilities	202,476	198,899
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	735	734
Additional paid-in capital	539,169	527,288
Retained earnings	542,410	525,222
Treasury stock, at cost	(914,940)	(894,164)
Total stockholders’ equity	167,374	159,080
Total liabilities and stockholders’ equity	$369,850	$357,979

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2024	Q2 2024	Q3 2023
Total Firm
Total Revenue (000’s)	$353,319	$356,318	$373,122
GP %	27.9%	27.8%	27.7%
Flex revenue (000’s)	$345,832	$348,784	$364,161
Hours (000's)	4,008	4,057	4,279
Flex GP %	26.3%	26.2%	25.9%
Direct Hire revenue (000’s)	$7,487	$7,534	$8,961
Placements	342	374	431
Average fee	$21,907	$20,161	$20,773
Billing days	64	64	63
Technology
Total Revenue (000’s)	$325,511	$327,874	$338,289
GP %	26.9%	26.8%	26.4%
Flex revenue (000’s)	$322,118	$324,064	$334,253
Hours (000’s)	3,553	3,575	3,690
Flex GP %	26.1%	25.9%	25.5%
Direct Hire revenue (000’s)	$3,393	$3,810	$4,036
Placements	156	186	199
Average fee	$21,813	$20,441	$20,270
Finance and Accounting
Total Revenue (000’s)	$27,808	$28,444	$34,833
GP %	39.8%	38.9%	40.4%
Flex revenue (000’s)	$23,714	$24,720	$29,908
Hours (000’s)	455	482	589
Flex GP %	29.4%	29.7%	30.5%
Direct Hire revenue (000’s)	$4,094	$3,724	$4,925
Placements	186	188	232
Average fee	$21,985	$19,883	$21,204

Kforce Inc.
Non-GAAP Financial Measures
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. Our non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. We view these non-GAAP financial measures as supplemental, which are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Revenue Growth Rates
“Revenue growth rates,” a non-GAAP financial measure, is defined by Kforce as revenue growth after removing the impacts on reported revenues from the changes in the number of billing days. Management believes this data is particularly useful because it aids in evaluating revenue trends over time. The impact of billing days is calculated by dividing each comparative period’s reported revenues by the number of billing days for the respective period to arrive at a per billing day amount for each quarter. Growth rates are then calculated using the per billing day amounts as a percentage change compared to the respective period. Management calculates the number of billing days for each reporting period based on the number of holidays and business days in the quarter.

	Sequential Growth Rates (GAAP)
	2024			2023
	Q3	Q2	Q1	Q4	Q3
Technology Flex	(0.6)%	1.7%	(2.3)%	(2.5)%	(3.5)%
FA Flex	(4.1)%	(5.7)%	(11.5)%	(1.0)%	(7.0)%
Total Flex revenue	(0.8)%	1.2%	(3.1)%	(2.3)%	(3.8)%

	Sequential Growth Rates (Non-GAAP)
	2024			2023
	Q3	Q2	Q1	Q4	Q3
Billing Days	64	64	64	61	63
Technology Flex	(0.6)%	1.7%	(6.9)%	0.7%	(2.0)%
FA Flex	(4.1)%	(5.7)%	(15.7)%	2.3%	(5.5)%
Total Flex revenue	(0.8)%	1.2%	(7.6)%	0.9%	(2.3)%

	Year-Over-Year Growth Rates (GAAP)
	2024			2023
	Q3	Q2	Q1	Q4	Q3
Technology Flex	(3.6)%	(6.4)%	(11.4)%	(11.1)%	(12.5)%
FA Flex	(20.7)%	(23.1)%	(27.2)%	(28.0)%	(26.9)%
Total Flex revenue	(5.0)%	(7.8)%	(12.8)%	(12.8)%	(13.9)%

	Year-Over-Year Growth Rates (Non-GAAP)
	2024			2023
	Q3	Q2	Q1	Q4	Q3
Billing Days	64	64	64	61	63
Technology Flex	(5.1)%	(6.4)%	(11.4)%	(11.1)%	(11.1)%
FA Flex	(21.9)%	(23.1)%	(27.2)%	(28.0)%	(25.7)%
Total Flex revenue	(6.5)%	(7.8)%	(12.8)%	(12.8)%	(12.5)%

Free Cash Flow
“Free Cash Flow,” a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, repurchasing common stock, paying dividends or making acquisitions. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our unaudited condensed consolidated statements of cash flows.

	Nine Months Ended September 30,
(in thousands)	2024	2023
Net cash provided by operating activities	$65,084	$69,056
Capital expenditures	(8,501)	(6,076)
Free cash flow	56,583	62,980
Change in debt	(14,700)	(4,200)
Repurchases of common stock	(21,189)	(41,470)
Cash dividends	(21,282)	(20,842)
Proceeds from company-owned life insurance	2,377	—
Premiums paid for company-owned life insurance	(1,777)	(765)
Proceeds from the sale of our joint venture interest	—	5,059
Note receivable issued to our joint venture	—	(750)
Other	(4)	(11)
Change in cash and cash equivalents	$8	$1

Adjusted Financial Performance Measures
The "Adjusted Financial Performance Measures" present non-GAAP financial information and should not be considered a measure of financial performance under generally accepted accounting principles. These measures are presented as an alternative method for assessing our operating results in a manner that is focused on the performance of our underlying operations. Each of these measures is intended to provide greater consistency, comparability and clarity of our results. Management uses this non-GAAP financial information to assess our core operating results and consequently, management believes it is similarly useful information to investors. During the three months ended September 30, 2024, the Firm did not have any adjusted financial performance measures.

	Three Months Ended September 30, 2023
(In Thousands, Except Per Share Amounts)	Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)
Reconciliation of SG&A and Operating Margin:
Selling, general and administrative expenses	$86,226	$(8,397)	$77,829
SG&A as a percentage revenue	23.1%	(2.2%)	20.9%
Income from operations	$16,033	$8,397	$24,430
Operating margin	4.3%	2.2%	6.5%
Reconciliation of Tax Impact and Profitability:
Income from operations, before income taxes	$15,852	$8,397	$24,249
Income tax expense	$5,277	$1,464	$6,741
Effective tax rate	33.3%	17.4%	27.8%
Net Income	$10,575	$6,933	$17,508
Earnings per share - diluted	$0.54	$0.36	$0.90
(1) Adjustments include $6.2 million related to organizational realignment and actions taken to reduce our structural costs, an increase to our legal reserves of $2.2 million, and the related tax impacts.

Adjusted EBITDA
“Adjusted EBITDA,” a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense, organizational realignment activities and legal settlement expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations, and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows, or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation expense in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
(in thousands)	September 30, 2024	June 30, 2024	September 30, 2023
Net income	$14,209	$14,157	$10,575
Depreciation and amortization	1,543	1,555	1,202
Stock-based compensation expense	3,549	3,498	5,967
Interest expense, net	429	504	181
Income tax expense	4,078	5,039	5,277
Organizational realignment activities	—	—	3,662
Legal settlement expense	—	—	2,175
Adjusted EBITDA	$23,808	$24,753	$29,039